UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2016

PARKER-HANNIFIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio		44124-4141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable
(Former name or former address, if changed since last report.)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2016, the Board of Directors of Parker-Hannifin Corporation (the “Company”) elected James R. Verrier as a Director of the Company, effective April 1, 2016, for a term expiring at the Annual Meeting of Shareholders in October 2016. The Board of Directors expects to determine committee assignments for Mr. Verrier in October 2016, prior to the expiration of his current term. Mr. Verrier is not a party to any transaction described in Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries. Mr. Verrier is eligible to participate in the non-employee Director’s compensation arrangements described in the Company’s Proxy Statement for its 2015 Annual Meeting of Shareholders. However, as of October 2015 in lieu of restricted stock, the Company’s non-employee Directors received an award of restricted stock units (“RSUs”) under the Company’s Amended and Restated 2009 Omnibus Stock Incentive Plan. Each RSU represents the contingent right to receive one share of common stock of the Company. The RSUs will vest 100% on the later of (a) one year from the grant date; or (b) on the date of the next Annual Meeting of Shareholders that occurs after the grant date (the “Vesting Date”), except that if a Director ceases to be a Director for any reason prior to the Vesting Date, a pro rata portion of his RSUs will vest on the Vesting Date. All remaining RSUs will be forfeited. The RSUs will earn dividend equivalents payable as additional RSUs to each Director that will also vest on the Vesting Date. Mr. Verrier will receive a pro-rated award of RSUs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

By: /s/ Joseph R. Leonti
Joseph R. Leonti
Vice President

Date: March 21, 2016